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SEASONS SERIES TRUST

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SEASONS SERIES TRUST

Small Cap Portfolio

P.O. Box 15570

Amarillo, TX 79105-5570

February 18, 2016

Dear Contract Owner:

You are receiving the enclosed information statement (the “Information Statement”) because you own shares in the Small Cap Portfolio (the “Portfolio”), a series of Seasons Series Trust (the “Trust”). The purpose of the Information Statement is to inform you that on December 9, 2015, the Board of Trustees of the Trust (the “Board”) approved the appointment of PNC Capital Advisors, LLC (“PNC”) as a new subadviser to a portion of the Portfolio, pursuant to a new subadvisory agreement between SunAmerica Asset Management, LLC (“SAAMCo”) and PNC with respect to the Portfolio. Effective December 21, 2015, PNC replaced ClearBridge Investments, LLC (“ClearBridge”) as a subadviser to the Portfolio.

As a matter of regulatory compliance, the Information Statement describes, among other things, the changes to the Portfolio, including the Portfolio’s new management structure and the factors considered by the Board with respect to the approval of the new subadvisory agreement with PNC. The fees and expenses you pay as an investor in the Portfolio will not increase as a result of the changes approved by the Board. Please read the Information Statement carefully.

This document is for your information only and you are not required to take any action. Should you have any questions about these changes or if we can be of service to you in any other way, please call our customer service center between the hours of 8:00 a.m. PST and 5:00 p.m. PST at (800) 445-7862. As always, we appreciate your confidence and trust and look forward to serving you in the future.

Sincerely,

/s/ John T. Genoy
John T. Genoy
President
Seasons Series Trust

SEASONS SERIES TRUST

Small Cap Portfolio

P.O. Box 15570

Amarillo, TX 79105-5570

INFORMATION STATEMENT

REGARDING IMPORTANT SUBADVISER CHANGES

This Information Statement is being provided to the shareholders of the Small Cap Portfolio (the “Portfolio”) in lieu of a proxy statement, pursuant to the terms of an exemptive order received by SunAmerica Asset Management, LLC (“SAAMCo”) from the Securities and Exchange Commission (the “SEC”), which allows SAAMCo to hire new unaffiliated subadvisers and make changes to existing subadvisory agreements on behalf of Seasons Series Trust (the “Trust”) with the approval of the Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval. This Information Statement is being posted at www.aig.com/informationstatements on behalf of the Trustees of the Trust.

We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

Purpose of the Information Statement

At an in-person meeting held on December 9, 2015 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust, as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Disinterested Trustees”), approved (1) a new subadvisory agreement (the “Subadvisory Agreement”) between SAAMCo, the Portfolio’s investment adviser, and PNC Capital Advisors, LLC (“PNC”) with respect to the Portfolio; and (2) the termination of the subadvisory agreement between SAAMCo and ClearBridge Investments, LLC (“ClearBridge”) with respect to the Portfolio.

The transition from ClearBridge to PNC occurred on December 21, 2015. The purpose of this Information Statement is to explain the changes to the Portfolio including, but not limited to, the terms of the Subadvisory Agreement, the factors considered by the Board in approving the Subadvisory Agreement, the subadvisory fees to be paid by the Portfolio under the Subadvisory Agreement, the amount of advisory fees to be retained by SAAMCo and information about other comparable funds managed by PNC.

The Trust and the Adviser

The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with SAAMCo with respect to the Trust on January 1, 1999, as amended from time to time, which was last approved by the Board, including a majority of the Disinterested Trustees, at an in-person meeting held on October 13, 2015. SAAMCo is an investment adviser registered with the SEC and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311-4992. SAAMCo, organized in 1982 under the laws of Delaware, is an indirect, wholly-owned subsidiary of American International Group, Inc.

As investment adviser, SAAMCo selects the subadvisers for the Portfolio, manages the Portfolio, provides various administrative services to the Portfolio and supervises the Portfolio’s daily business affairs, subject to oversight by the Board. The Advisory Agreement authorizes SAAMCo to retain subadvisers for the Portfolio for which it does not manage the assets. SAAMCo selects subadvisers it believes will provide the Portfolio with the highest quality investment services. SAAMCo monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other considerations. At the Meeting, SAAMCo recommended PNC as a new subadviser to the Portfolio after conducting a management selection process.

The subadvisers to the Portfolio, including PNC, act pursuant to agreements with SAAMCo. Their duties include furnishing continuing advice and recommendations to the Portfolio regarding securities to be purchased and sold, selecting broker-dealers and negotiating commission rates for the Portfolio. The subadvisers are independent of SAAMCo and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SAAMCo, which pays the subadvisers’ fees. The Portfolio does not pay fees directly to a subadviser.

The Subadvisory Agreement

PNC serves as subadviser to the Portfolio pursuant to the Subadvisory Agreement. Under the terms of the Subadvisory Agreement, and subject to the oversight and review of SAAMCo, PNC will manage the investment and reinvestment of the Portfolio’s assets and will: (i) determine the securities instruments and other investments to be purchased, retained, or sold and the position of the Portfolio to remain uninvested or in short-term instruments; (ii) provide SAAMCo with, and will maintain, records concerning its activities which SAAMCo and/or the Trust are required to maintain; and (iii) render regular reports to SAAMCo and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadvisory Agreement also provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties thereunder, PNC shall not be subject to liability to SAAMCo, the Trust or to any shareholder of the Trust for any act or omission in rendering services under the Subadvisory Agreement, including, without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which the Subadvisory Agreement relates, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to PNC’s receipt of compensation for services. Furthermore, the Subadvisory Agreement provides that PNC will not bear any responsibility for actions taken or not taken by PNC in strict conformity with the specific direction of SAAMCo or to comply with the Trust’s current prospectus and statement of additional information or policies and procedures adopted by the Board.

The Subadvisory Agreement shall continue in effect for an initial two-year term beginning December 21, 2015. Thereafter, its continuance must be approved annually in the manner required by the 1940 Act and the rules thereunder. The Subadvisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the majority of the Board, the holders of a majority of the outstanding shares of the Portfolio, or by SAAMCo, on not less than 30 nor more than 60 days’ written notice to PNC.

The Subadvisory Agreement is substantially similar in all material respects to the previous subadvisory agreement with ClearBridge, except for: (i) the effective date and term of the agreement; (ii) the amount of the subadvisory fees; (iii) the provision stating that PNC will not be responsible for certain expenses payable by the Portfolio, such as fees of the Portfolio’s independent registered public accounting firm, transfer agent, custodian and other service providers who are not employees of PNC or for transaction-related expenses, tax reporting and interest expenses; (iv) the requirement that PNC furnish SAAMCo and the Portfolio’s chief compliance officer with information, certificates and other reports reasonably necessary for the Portfolio to comply with applicable federal and state laws; (v) the acknowledgement that PNC does not have custody of the Portfolio’s assets; (vi) the prohibition on PNC pursuing litigation on behalf of the Portfolio; (vii) the lack of a provision prohibiting the subadviser from engaging an affiliate to effect transactions on behalf of the Portfolio under certain circumstances; (viii) the absence of certain provisions with respect to soft dollar and best execution practices; and (ix) the lack of a provision prohibiting the subadviser from terminating the agreement unless another subadvisory agreement has been approved or until six months have elapsed from the date of the subadviser’s notice of termination. The Subadvisory Agreement will not result in an increase in fees to shareholders as SAAMCo, and not the Portfolio, is responsible for all fees payable pursuant to the Subadvisory Agreement. A copy of the Subadvisory Agreement is attached to this Information Statement as Exhibit A. The foregoing summary of the terms of the Subadvisory Agreement is qualified in its entirety by reference to the attached exhibits.

For the fiscal year ended March 31, 2015, SAAMCo received advisory fees from the Portfolio in the amount of $1,976,474, or 0.85% of the Portfolio’s average daily net assets for the period (i.e., $232.5 million). For the same period, SAAMCo paid subadvisory fees to ClearBridge and J.P. Morgan Investment Management, Inc. (“JPMorgan”), a subadviser to the Portfolio, in the aggregate amount of $740,591, or 0.32% of the average daily net assets of the Portfolio, and thus retained $1,235,883.

If, for the fiscal year ended March 31, 2015, PNC had served as subadviser to the Portfolio for the entire period, SAAMCo would have paid subadvisory fees to PNC and JPMorgan in the aggregate amount of $841,365, or 0.36% of the average daily net assets of the Portfolio, and thus would have retained $1,135,109. The subadvisory fee rate payable to PNC was negotiated at arm’s-length, based on a variety of factors, including the value of the services to be provided, the competitive environment in which the Portfolio will be marketed, the investment characteristics of the Portfolio relative to other similar funds and the fees charged to comparable products within the industry. There is no change in the advisory fee rate paid by the Portfolio as a result of the approval of PNC as a subadviser to the Portfolio.

Information about the Subadviser

PNC. PNC is a registered investment adviser located at One East Pratt Street, 5th Floor – East, Baltimore, Maryland 21202. PNC is a Delaware limited liability company and is a direct, wholly owned subsidiary of PNC Bank, National Association (“PNC Bank”). PNC Bank is a wholly owned subsidiary of The PNC Financial Services Group, Inc. PNC provides investment advice with respect to equity and fixed income securities for a variety of clients, including institutional accounts and registered investment companies. As of December 31, 2015, PNC had approximately $134 billion in total assets under management.

The following are the names and principal occupations of each principal executive officer and manager of PNC. The address of each principal executive officer and manager is One East Pratt Street, 5th Floor – East, Baltimore, Maryland 21202.

Name	Principal Occupation
Laura M. Carr	Chief Administrative Officer
Michael W. Donahoe	Chief Compliance Officer
James P. Dunigan	Manager, Board of Managers
Orlando C. Esposito	Manager, Board of Managers
Bryan K. Garlock	Manager, Board of Managers
Alistair Jessiman	Manager, Board of Managers
Mark G. McGlone	Chairman, President and Chief Investment Officer
William D. Mennonna	Chief Risk Officer
Marc D. Yurko	Chief Financial Officer

No officers or Trustees of the Trust are officers, employees, managers, directors, general partners or shareholders of PNC, PNC Bank or The PNC Financial Services Group, Inc. No Trustee of the Trust has owned any securities of, or has had any material interest in, or a material interest in a material transaction with PNC or its affiliates since the beginning of the Portfolio’s most recent fiscal year.

PNC is the investment adviser for a mutual fund that has an investment objective similar to that of the Portfolio, the PNC Small Cap Fund. Information concerning such fund’s assets, and the management fee rate paid (as a percentage of average net assets) to PNC for its management services, are set forth below.

Other Funds	Assets as of December 31, 2015	Fee Rate (% of average daily net assets)
PNC Small Cap Fund	$826 million	0.90%*

*	PNC has contractually agreed to waive a portion of its management fees to the extent that total annual operating expenses (excluding certain expenses) of each share class of the PNC Small Cap Fund exceed a specified percentage of average net assets.

Factors Considered by the Board

At the Meeting, the Board, including a majority of the Disinterested Trustees, approved the Subadvisory Agreement with respect to the Portfolio. As a result, effective December 21, 2015, PNC assumed portfolio management responsibilities for the Portfolio.

In connection with the approval of the Subadvisory Agreement, the Board received materials related to certain factors used in its consideration of whether to approve the Subadvisory Agreement. Those factors included:

(1)	the requirements of the Portfolio in the areas of investment supervisory and administrative services;

(2)	the nature, extent and quality of the investment advisory and administrative services expected to be provided by PNC;

(3)	the size and structure of the subadvisory fee and any other material payments to PNC;

(4)	the organizational capability and financial condition of PNC and its affiliates;

(5)	the possibility that services of the type required by the Trust might be better obtained from other organizations; and

(6)	the fees to be paid by the Adviser to PNC for managing the Portfolio.

In addition, the Board considered (a) the conditions and trends prevailing in the economy, the securities markets and the investment company industry; (b) the profitability of PNC and the amounts retained by SAAMCo; and (c) information regarding PNC’s compliance and regulatory history.

The Disinterested Trustees were separately represented by counsel that is independent of SAAMCo and PNC in connection with their consideration of approval of the Subadvisory Agreement. The matters discussed below were also considered separately by the Disinterested Trustees in executive sessions during which such independent counsel provided guidance to the Disinterested Trustees.

The Board received information regarding the Trust’s subadvisory fees compared to subadvisory fee rates of a group of funds with similar investment strategies and/or objectives, as applicable (the “Subadvised Expense Group/Universe”), as selected and prepared by an independent third-party provider of investment company data. The Board also received performance data and expense information prepared by management. In addition, the Board considered expenses and performance of PNC with respect to accounts and mutual funds that have comparable investment objectives and strategies to the Portfolio.

Nature, Extent and Quality of Services Provided by PNC. The Board, including the Disinterested Trustees, considered the nature, quality and extent of services expected to be provided by PNC. In making its evaluation, the Board considered that SAAMCo acts as adviser for the Portfolio, manages the daily business affairs of the Trust, and obtains and evaluates economic, statistical and financial information to formulate and implement investment policies and provides oversight with respect to the daily management of the Portfolio’s assets, subject to the Trustees’ oversight and control. It was also noted that SAAMCo’s advisory fees compensate SAAMCo for services such as monitoring Portfolio performance, selecting and replacing subadvisers, determining asset allocations among each series of the Trust and ensuring that a subadviser’s style adheres to the prospectus and statement of additional information as well as other administrative, compliance and legal services or requirements.

With respect to PNC, the Board noted that PNC would be responsible for providing investment management services on a day-to-day basis. In such role, PNC would (i) determine the securities to be purchased or sold and execute such documents on behalf of the Portfolio as may be necessary in connection with its management thereof; (ii) provide SAAMCo with records concerning its activities; and (iii) render regular reports to SAAMCo and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Board reviewed PNC’s history, structure and size, and investment experience. The Board considered the personnel of PNC that would be involved in the investment management, administration, compliance and risk management activities with respect to the Portfolio, as well as current and projected staffing levels. The Board was informed that in management’s judgment, PNC has the size, viability and resources to attract and retain highly qualified investment professionals. The Board reviewed the qualifications, background and responsibilities of the staff of PNC that would be responsible for providing investment management services to the Portfolio.

The Board also reviewed and considered PNC’s compliance and regulatory history, including information about whether it has been involved in any litigation, regulatory actions or investigations that could impair its ability to serve as subadviser to the Portfolio. The Board considered PNC’s risk assessment and risk management processes. The Board concluded that there was no information provided that would have a material adverse effect on PNC’s ability to provide services to the Trust.

The Board concluded that it was satisfied with the nature, quality and extent of the services expected to be provided by PNC and that there was a reasonable basis on which to conclude that PNC would provide high quality services to the Trust.

Portfolio Fees and Expenses; Investment Performance. The Board, including the Disinterested Trustees, received and reviewed information regarding the Portfolio’s subadvisory fees (actual and contractual) compared against such fees of its Subadvised Expense Group/Universe for the Portfolio. It was noted that with respect to subadvisory fees, SAAMCo negotiates such fees at arm’s length. The Board also considered that the subadvisory fees are paid by SAAMCo out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a Subadvised Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. The Board further considered the amount of subadvisory fees paid by SAAMCo and the amount of the management fees which it retained and determined that these amounts were reasonable in light of the services performed by SAAMCo and PNC, respectively.

To assist in analyzing the reasonableness of the subadvisory fee, the Board received a report prepared independently by Lipper, Inc. (“Lipper”), as well as information provided by management. The Board also considered advisory fees received by PNC with respect to other mutual funds and accounts with similar investment strategies to the Portfolio as well as performance data from management and PNC with respect to the Portfolio and any other mutual funds or other accounts advised or subadvised by PNC with similar investment objectives and/or strategies, as applicable.

The Subadvised Expense Group consists of the Portfolio and three other small-cap core funds underlying variable insurance products (“VIPs”), as classified by Lipper. The Subadvised Expense Universe consists of the Portfolio and all other small-cap core funds underlying VIPs with disclosed subadviser agreements, excluding outliers.

The performance information included information as of September 30, 2015 from management. On a quarterly basis, the Board monitors and reviews various materials presented and prepared by management, including but not limited to the Portfolio’s overall performance, performance relative to the Portfolio’s benchmark and Morningstar peer group, and a subadviser’s performance within a portfolio. The Board also considered that management makes particular note of any portfolio that may require closer monitoring or potential corrective action by the Board.

The Board considered that the proposed subadvisory fee to be paid by SAAMCo to PNC pursuant to the Subadvisory Agreement would be higher than the aggregate subadvisory fee paid to ClearBridge pursuant to the previous subadvisory agreement between SAAMCo and ClearBridge with respect to the Portfolio. The Board noted, however, that the subadvisory fee was paid by SAAMCo out of its advisory fee and not by the Portfolio, and that the fees and expenses paid by the Portfolio’s shareholders will not increase as a result of the approval of the Subadvisory Agreement.

The Board further considered that ClearBridge’s performance was within the bottom quintile with respect to its Lipper peer category for the one-, three- and five-year periods ending September 30, 2015. The Board also considered the separate account composite performance of the PNC Small Cap Fund, adjusted for the Portfolio’s Class 3 fund expenses, relative to the Russell 2000 Index and Morningstar peer funds. The Board noted that the strategy had outperformed the benchmark for the one-, three- and five-year trailing periods and for four out of the previous five calendar years. In considering this comparative performance information, however, the Board also reviewed relevant distinctions and differences with respect to such funds and acknowledged that past performance is not necessarily indicative of future results.

The Trustees noted that expense and performance information as a whole was useful in assessing whether PNC is proposing to provide services at a cost that is competitive with other similar funds.

Profitability, Economies of Scale and Other Benefits Derived.The Board noted that the subadvisory fees paid pursuant to the Subadvisory Agreement are paid by SAAMCo out of its advisory fees. The Trustees also relied on the ability of SAAMCo to negotiate the Subadvisory Agreements and the fees thereunder at arm’s length. The Board determined that the profitability to PNC in connection with its relationship with the Portfolio is therefore not a material factor in its consideration of the Subadvisory Agreement.

The Board considered that the Subadvisory Agreement also contains breakpoints in the fee schedule; however, since SAAMCo, and not the Trust, is responsible for the payment of the fees pursuant to the Subadvisory Agreement, the Trust does not directly benefit from any reduction in subadvisory fee rates. The Board also considered other potential indirect benefits to PNC as a result of its relationship with the Portfolio, which could include research benefits obtained by trading the Portfolio’s assets, economies of scale, reputational benefits, and the potential for future mandates. For similar reasons as stated above with respect to PNC’s profitability, the Board concluded that the potential for economies of scale and other indirect benefits to PNC in its management of the Portfolio are not a material factor in its consideration at this time.

Terms of Subadvisory Agreement. The Board, including the Disinterested Trustees, reviewed the terms and conditions of the Subadvisory Agreement, including the duties and responsibilities undertaken by SAAMCo and PNC as discussed above. The Board also reviewed the differences in the terms of the Subadvisory Agreement as compared to the terms of the subadvisory agreement between SAAMCo and ClearBridge with respect to the Portfolio.

Conclusions. In reaching its decision to recommend the approval of the Subadvisory Agreement, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Trustee attributes different weight to the various factors. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Disinterested Trustees, concluded that PNC possesses the capability and resources to perform the duties required of it under the Subadvisory Agreement.

Further, based upon its review of the Subadvisory Agreement, the materials provided, and the considerations described above, the Board, including the Disinterested Trustees, concluded that: (1) the terms of the Subadvisory Agreement are reasonable, fair and in the best interest of the Portfolio and its shareholders, and (2) the subadvisory fee rates are fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.

Ownership of Shares

As of December 21, 2015, all shares of the Portfolio were owned directly by the separate accounts of American General Life Insurance Company (“American General”) or affiliated mutual funds. The following shareholders directly owned 5% or more of the indicated shares outstanding as of December 21, 2015:

Class	Name of Owner	Shares	Percentage of Class
Class 1	SunAmerica Dynamic Allocation Portfolio	7,255,937	47%
Class 1	SunAmerica Dynamic Strategy Portfolio	8,092,339	52%
Class 2	American General	1,606,732	100.00%
Class 3	Allocation Balanced Portfolio	435,174	10%
Class 3	Allocation Growth Portfolio	376,236	8%
Class 3	Allocation Moderate Growth Portfolio	1,593,447	35%
Class 3	Allocation Moderate Portfolio	970,725	22%
Class 3	American General	1,122,664	25%

American General is a stock life insurance company organized under the laws of the state of Texas and its address is 2727-A Allen Parkway, Houston, Texas 77019. Allocation Balanced Portfolio, Allocation Growth Portfolio, Allocation Moderate Growth Portfolio and Allocation Moderate Portfolio are each a series of the Trust and their address is 1999 Avenue of the Stars, 27th Floor, Los Angeles, CA 90067. SunAmerica Dynamic Allocation Portfolio and SunAmerica Dynamic Strategy Portfolio are each a series of SunAmerica Series Trust and their address is 1999 Avenue of the Stars, 27th Floor, Los Angeles, CA 90067.

To SAAMCo’s knowledge, no other person was known by the Portfolio to own a variable annuity contract and/or variable life insurance policy or interests therein of more than 5% of any class of the outstanding shares of the Portfolio. The Trustees and officers of the Trust and members of their families as a group beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 21, 2015.

Brokerage Commissions

For the fiscal year ended March 31, 2015, the Portfolio did not pay any commissions to affiliated broker-dealers.

Other Service Agreements

For the fiscal year ended March 31, 2015, the Portfolio paid an aggregate amount of $262,132 in shareholder services fees to American General Life Insurance Company and The United States Life Insurance Company in the City of New York, each of which are affiliates of SAAMCo, the Portfolio’s adviser. In addition, the Portfolio paid $2,196 to VALIC Retirement Services Company (“VRSCO”) for transfer agency services during the fiscal year ended March 31, 2015. VRSCO is also an affiliate of SAAMCo and is located at 2929 Allen Parkway, Houston, Texas 77019. The Portfolio does not have a principal underwriter.

Shareholder Reports

Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 15570, Amarillo, TX 79105-5570 Attn: Annuity Service Center or by calling (800) 445-7862.

Shareholder Proposals

The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Kathleen D. Fuentes, Esq., Secretary of Seasons Series Trust, 2919 Allen Parkway, Houston, Texas 77019.

By Order of the Board of Trustees,

/s/ Kathleen D. Fuentes
Kathleen D. Fuentes
Secretary
Seasons Series Trust

Dated: February 18, 2016

Exhibit A

SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT is dated as of December 21, 2015 by and between SUNAMERICA ASSET MANAGEMENT, LLC, a Delaware limited liability company (the “Adviser”), and PNC CAPITAL ADVISORS, LLC, a Delaware limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the “Trust”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the “Advisory Agreement”), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of beneficial interest, without par value, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio(s) of the Trust listed on Schedule A attached hereto (each, a “Portfolio,” and collectively, the “Portfolio(s)”), and the Subadviser is willing to furnish such services. To the extent that the Subadviser is not the only entity providing investment advisory services to a Portfolio, the term “Portfolio” shall be interpreted for purposes of this Subadvisory Agreement to only include those assets of the Portfolio over which the Subadviser exercises investment discretion.

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. Duties of the Subadviser. The Adviser hereby engages the services of the Subadviser in furtherance of the Advisory Agreement on behalf each Portfolio. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of the assets of each Portfolio. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities instruments and other investments to be purchased, retained, or sold, and the position of the Portfolio to remain uninvested or in short-term instruments, will provide the Adviser with, and will maintain, records concerning the Subadviser’s activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such applicable policies as the Trustees of the Trust may from time to time establish, as provided in writing to the Subadviser from time to time, and in compliance with (a) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s current prospectus and statement of additional information (together, the “Registration Statement”), as provided by the Adviser to the Subadviser; and (b) applicable laws and regulations.

The Subadviser represents and warrants to the Adviser that it will perform its obligations hereunder at all times in compliance with (a) all applicable federal and state laws, including securities, commodities and banking laws, governing each Portfolio’s operations and investments; (b) the provisions of the Act and rules adopted thereunder; (c) the objectives, policies, restrictions and limitations for the Portfolio(s) as set forth in the Trust’s Registration Statement as most recently provided by the Adviser to the Subadviser; and (d) the policies and procedures as adopted by the Trustees of the Trust provided in writing to the Subadviser. The Adviser shall provide the Subadviser reasonable advance notice of any changes to the Registration Statement and the policies and procedures as adopted by the Trustees of the Trust. The Subadviser further represents and warrants to the Adviser that it will manage each Portfolio in compliance with Section 851(b)(2) and (3) of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 817(h) of Subchapter L of the Code based on information provided by the custodian of the Portfolio(s). Furthermore, the Adviser will work in conjunction with the Subadviser to undertake any corrective action that may be required as advised by a Portfolio’s tax advisor in a timely manner following quarter end in order to allow the Portfolio to resolve the issue within the 30-day cure period under the Code.

The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser in writing expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Subadviser agrees: (a) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Subadvisory Agreement, is appropriate given the nature of its business, and (b) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Subadvisory Agreement. The Subadviser shall not be responsible for the other expenses of a Portfolio, including, without limitation, fees of a Portfolio’s independent public accountants, transfer agent, custodian and other service providers who are not employees of the Subadviser; brokerage commissions and other transaction-related expenses; tax-reporting; taxes levied against a Portfolio or any of its property; and interest expenses of a Portfolio.

The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Portfolio(s) or other series of the Trust, to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investment companies that are under common control with the Trust, concerning transactions of the Portfolio(s) in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the Act.

The Adviser acknowledges that the Subadviser and its delegates do not hold client money and/or custody assets.

2. Portfolio Transactions. The Subadviser is responsible for decisions, and is hereby authorized, to buy or sell securities and other investments or instruments for each Portfolio, broker-dealers, futures commission merchants’ and other counterparties selection, and negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing Portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Subject to such policies as the Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Subadvisory Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to Portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio(s) with contemporaneous purchase or sell orders of other accounts for which the Subadviser or its affiliates exercises investment discretion. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be fair and equitable and consistent with its and its affiliates’ fiduciary obligations to the Portfolio and to such other clients. The Adviser and Portfolio agree and acknowledge that certain limitations or restrictions the Adviser or the Board of the Trust place on the Subadviser could potentially prevent the Subadviser from aggregating trade orders and/or achieving the best net price available for a particular transaction.

The Subadviser shall have the express authority to negotiate, open, continue and terminate brokerage accounts and other brokerage arrangements with respect to all Portfolio transactions entered into by the Subadviser on behalf of the Portfolio(s).

3. Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Subadvisory Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior day’s net assets in order to calculate the daily accrual). For purposes of calculating the Subadviser’s fee, the average daily net asset value of a Portfolio shall mean the average daily net assets over which the Subadviser exercises investment discretion, and shall be determined by taking an average of all determinations of such net asset value during the month. If the Subadviser shall provide its services under this Subadvisory Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4. Reports. The Trust and the Adviser agree to furnish to the Subadviser current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as the Subadviser may reasonably request.

The Subadviser agrees to furnish to the Adviser and/or the Chief Compliance Officer of the Trust and/or the Adviser (the “CCO”) with such information, certifications and reports as such persons may reasonably deem appropriate or may request from the Subadviser regarding the Subadviser’s services provided hereunder in compliance with applicable law, including: (i) Rule 206(4)-7 of the Advisers Act; (ii) the Federal Securities Laws, as defined in Rule 38a-1 under the Act; (iii) the Commodity Exchange Act of 1936; and (iv) any and all other laws, rules and regulations, whether foreign or domestic, in each case, applicable at any time to the operations of the Subadviser with respect to the provision of its services under this Agreement. The Subadviser shall make its officers and employees (including its CCO) who are responsible for the Portfolio available, upon reasonable notice to the Subadviser, to the Adviser and/or the CCO from time to time to examine and review the Subadviser’s compliance program and adherence thereto.

5. Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

6. Proxy Voting. The Adviser will vote proxies relating to the Portfolio’s securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. Subadviser is not responsible for rendering advice with respect to proxy voting except that the Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio’s securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).

7. Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of the Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Trust will be provided promptly to the Trust or the Adviser upon request.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it, and related to the Portfolio(s), as required hereby shall be subject at reasonable times and locations, and from time to time, to such reasonable periodic, special and other examinations by the SEC, the Trust’s auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust; provided however, that all such examinations shall be subject to Subadvisor’s reasonable confidentiality and security policies and procedures.

8. Reference to the Subadviser. None of the Trust, the Portfolio(s) or the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior written approval of the Subadviser, prior to first use, which approval shall not be unreasonably withheld. Additionally, if substantive changes are made to such materials thereafter, the Portfolio(s) shall furnish to the Subadviser the updated material for approval prior to first use, which approval shall not be unreasonably withheld. Upon the termination of this Subadvisory Agreement, none of the Trust, the Portfolio(s) or the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials. Notwithstanding the above, for so long as the Subadviser serves as subadviser to the Portfolio(s), the Trust, the Portfolio(s) and the Adviser may use the name or logo of the Subadviser or any of its affiliates in the Registration Statement and any updates or supplements thereto, shareholder reports, and other filings with the SEC, or after the Subadviser ceases to serve as subadviser, if such usage is for the purpose of meeting a disclosure obligation under laws, rules, regulations, statutes and codes, whether state or federal, without the Subadviser’s prior written consent.

9. Limitation of Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) or to the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from Subadviser’s rendering of services under this Agreement. Notwithstanding any other provision of this Subadvisory Agreement, the Subadviser shall bear no responsibility hereunder for actions taken or not taken by the Subadviser in strict conformity with the specific direction of the Adviser or to comply with the Registration Statement or policies and procedures adopted by the Board.

(b) The Subadviser agrees to indemnify and hold harmless the Adviser (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Adviser) and/or the Trust (and its officers, directors/trustees, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Trust) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser and/or the Trust and their affiliates or such directors/trustees, officers or controlling person may become subject under the Act, the 1933 Act, under other statutes, common law or otherwise, which arise from the Subadviser’s disabling conduct, including but not limited to any material failure by the Subadviser to comply with the provisions and representations and warranties set forth in Section 1 of this Agreement; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligations and duties under this Agreement.

10. Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two (2) years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than thirty (30) nor more than sixty (60) days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on ninety (90) days’ written notice to the Adviser and the Trust. The termination of this Agreement with respect to a Portfolio or the addition of a Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

11. Severability. If any provision of this Subadvisory Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

12. Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

14. Legal Matters. The Subadviser will not, and shall not be responsible for and has no duty to, take any action or render advice involving legal action on behalf of the Trust with respect to securities or other investments held in a Portfolio or the issuers thereof, which become the subject of legal notices or proceedings, including securities class actions and bankruptcies.

15. Personal Liability. The Declaration of the Trust establishing the Trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and, in accordance with that Declaration, no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the “Trust Property,” as defined in the Declaration, only shall be liable.

16. Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

17. Confidentiality. Neither party will disclose, or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolio(s) or to advise on the Portfolio(s), and will keep confidential any non-public information obtained directly as a result of this service relationship. A receiving party shall disclose such non-public information only if the other party has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by disclosing party or has been disclosed, directly or indirectly, by the disclosing party to others, becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the disclosing party in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolio(s) and may include such total return in the calculation of composite performance information.

18. Representations. By execution of this Agreement, Subadviser represents that it is duly registered as an investment adviser with the SEC pursuant to the Advisers Act and that it has electronically provided to the Adviser Part 2A of its registration on Form ADV prior to signing this Agreement.

19. No Third-Party Beneficiaries. No shareholder or any person other than the Adviser and Subadviser is a party to this Agreement or shall be entitled to any right or benefit arising under or in respect of this Agreement; there are no third-party beneficiaries of this Agreement. Without limiting the generality of the foregoing, nothing in this Agreement is intended to, or shall be read to, (i) create in any shareholder or person other than the Portfolio in question (including without limitation any shareholder in any Portfolio) any direct, indirect, derivative or other rights against the Adviser or Subadviser, or (ii) create or give rise to any duty or obligation on the part of the Adviser or Subadviser, (including without limitation any fiduciary duty) to any shareholder or person other than the Portfolio, all of which rights, benefits, duties and obligations are hereby expressly excluded.

20. Bank Regulatory Requirements. Certain bank regulatory requirements, applicable to Subadviser’s parent company, PNC Bank, National Association and certain of its affiliates, may impact Subadviser’s investment process and parameters, potentially including restrictions on investment in certain securities.

21. Volcker Rule Representations. Adviser represents and warrants to the Subadviser that: (a) neither the Trust nor the Portfolio are (i) commodity pools for which the commodity pool operator has claimed an exemption from registration under 17 CFR § 4.7, or (ii) commodity pools operated by a registered commodity pool operator whose participation units are owned by qualified eligible persons and have not been offered publicly to other persons; and (b) neither the Trust nor the Portfolio are funds or other pooled vehicles not offered or sold in the United States that is, or holds itself out as being, an entity or arrangement that raises money from investors primarily for the purpose of investing in or trading securities.

22. Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	PNC Capital Advisors, LLC
1900 East 9th Street, 14th Floor
Cleveland, OH 44114
	Attention:	Laura Carr

With copies to:	Timothy McDonough
1900 East 9th Street, 14th Floor
Cleveland, OH 44114

PNC Legal Department,
1600 Market Street, 28th Floor
Philadelphia, PA 19103
	Attention:	Robert Tuleya, Senior Counsel Investment Advisers and Investment Companies

Adviser:	SunAmerica Asset Management, LLC
Harborside Financial Center
3200 Plaza 5 Jersey City, NJ 07311

	Attention:	Gregory N. Bressler
Senior Vice President and General Counsel

(Signature Page Follows)

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT, LLC

By:	/s/ PETER A. HARBECK
Name:	Peter A. Harbeck
Title:	President and CEO

PNC CAPITAL ADVISORS, LLC

By:	/s/ ALISTAIR JESSIMAN
Name:	Alistair Jessiman
Title:	Executive Director

SCHEDULE A

Portfolio(s)	Annual Fee (as a percentage of the average daily net assets the Subadviser manages in the Portfolio)
Small Cap Portfolio	0.65% on the first $50 million 0.60% on the next $50 million 0.55% thereafter

SEASONS SERIES TRUST

P.O. Box 15570

Amarillo, TX 79105-5570

Small Cap Portfolio

(the “Portfolio”)

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF

INFORMATION STATEMENT

(the “Notice”)

The Information Statement referenced in this Notice is available at

www.aig.com/informationstatements

This Notice is to inform you that an information statement (the “Information Statement”) regarding the changes in the Portfolio’s subadvisers is now available at the website referenced above. The Portfolio is a series of Seasons Series Trust (the “Trust”). Please note that this Notice is only intended to provide an overview of the matter covered in the Information Statement. We encourage you to access SunAmerica’s website to review a complete copy of the Information Statement, which contains important information about the changes.

As discussed in the Information Statement, on December 9, 2015, the Board of Trustees of the Trust approved the appointment of PNC Capital Advisors, LLC (“PNC”) as a new subadviser to a portion of the Portfolio, pursuant to a new subadvisory agreement between SunAmerica Asset Management, LLC (“SunAmerica”) and PNC with respect to the Portfolio. Effective December 21, 2015, PNC replaced ClearBridge Investments, LLC as a subadviser to the Portfolio.

The Trust has received an exemptive order from the Securities and Exchange Commission which allows SunAmerica, subject to certain conditions, to enter into and materially amend subadvisory agreements without obtaining shareholder approval. As required by this exemptive order, a fund is required to provide information to shareholders about a new subadviser or change in an existing subadvisory agreement within 60 days of the hiring of any new subadviser or change in any existing subadvisory agreement. The Information Statement is designed to satisfy this requirement.

This Notice is being mailed on or about February 18, 2016, to all participants in a contract who were invested in the Portfolio as of the close of business on December 21, 2015. A copy of the Information Statement will remain on SunAmerica’s website until at least February 18, 2017, and shareholders can request a complete copy of the Information Statement until that time.

You can obtain a paper copy of the complete Information Statement, without charge, by writing the Trust at P.O. Box 15570, Amarillo, TX 79105-5570 or by calling (800) 445-7862. You may also have an electronic copy of the Information Statement sent to you without charge by sending an email request to the Trust at webmaster@sunamerica.com. You can request a complete copy of the Information Statement until February 18, 2017. To ensure prompt delivery, you should make your request no later than that time. Please note that you will not receive a paper copy unless you request it.

This Notice and the Information Statement are for your information only and you are not required to take any action.

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